Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2023, with respect to the consolidated financial statements of DoorDash, Inc. and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG

San Francisco, California

February 24, 2023